Callidus Software Announces First Quarter 2009 Results

Q1 2009 Total Revenues $25.9 Million; Recurring Revenues $11.7 Million, Up 41% Year Over Year

SAN JOSE, CA -- (Marketwire - April 30, 2009) - Callidus Software Inc. (NASDAQ: CALD), the leader in Sales Performance Management (SPM), today announced financial results for the first quarter ended March 31, 2009.

Total first quarter revenues were $25.9 million, down 8%, compared to the same quarter last year, reflecting the impact of a challenging economy. Recurring revenues, which include subscription and support, were $11.7 million, an increase of 41% over the first quarter of 2008.

First quarter services revenues were $11.2 million, down 29%, while first quarter license revenues were $3.0 million, down 25%, in each case, compared to the first quarter of 2008.

First quarter GAAP net loss was $2.8 million or ($0.10) per share, which included $1.0 million of stock-based compensation expense, $0.2 million of amortization of acquired intangible assets and $0.2 million in restructuring charges. This compares to GAAP net loss of $2.6 million, or ($0.09) per share, for the first quarter of 2008, which included $1.7 million of stock-based compensation expense, $0.4 million of amortization of acquired intangible assets, and a $0.4 million in restructuring charges.

First quarter non-GAAP net loss was $1.5 million, or ($0.05) per share, compared to a non-GAAP net loss of $0.1 million, or ($0.01) per share, for the same period last year. Non-GAAP net loss excludes stock-based compensation expense, restructuring expense and amortization of acquired intangible assets.

Cash and investments totaled $37.9 million at March 31, 2009, a decrease of $2.7 million from December 31, 2008.

"I am pleased with our increase in year to year recurring revenues in this difficult environment," said Leslie Stretch, president and CEO at Callidus Software. "I am also excited about the quick progress we've made with our new products, Callidus Plan Communicator, TrueMBO, and TrueQuota. We successfully launched and sold these products, which are important extensions to our suite of offerings. I am proud of the marquee customers that we continue to attract and retain. The ability to sign brands such as Vodafone and Westpac is proof of the mission-critical nature and strategic value of our solutions."

Recent Business Highlights

--  New Products: Callidus launched and sold TrueMBO and TrueQuota, multi-
    tenant SaaS offerings that address bonus and quota management.
--  New Products: Callidus released the latest version of TrueProducer, which includes significant enhancements to producer reporting and analytics.
--  New Partner: Callidus extended its partner ecosystem by signing a partnership with The Hahn Group.
--  Industry Recognition: In the first quarter, Callidus won the
    SearchCRM.com 2008 Product of the Year award in the "Sales Force
    Automation" category.

Financial Outlook

--  Total revenues for the second quarter of 2009 are expected to be between $22.0 million and $24.0 million.
--  GAAP operating expenses, including stock-based compensation of approximately $1.3 million, are expected to be between $12.8 million and
    $13.8 million in the second quarter of 2009.

Conference Call

A conference call to discuss the first quarter 2009 results and outlook is scheduled for 1:30 p.m. Pacific Daylight Time (PDT) today. The conference call will be available via live webcast at the Investor Relations section of Callidus Software's website at www.callidussoftware.com. To participate in the call via telephone, the dial-in number will be 866-700-6293 (international: +1 617-213-8835), passcode 80169844.

A webcast replay and telephone playback of the conference call will be available after 3:30 p.m. PDT today through May 7, 2009. The webcast replay will be available at the Investor Relations section of Callidus Software's website under Calendar of Events. The telephone replay will be available by calling 888-286-8010 (International: +1 617-801-6888) passcode 54896493.

About Callidus Software®

Callidus Software (www.callidussoftware.com) (NASDAQ: CALD) is the market and technology leader in Sales Performance Management (SPM). Performance-based compensation is one of the largest investments for all companies. Callidus' customers gain a competitive advantage by maximizing the return on this strategic asset. Our award-winning Software-as-a-Service (SaaS) applications set the standard for pervasive performance management across the enterprise. Over 1.9 million employees and channel partners have their performance managed by Callidus Software.

Note on Forward-Looking Statements

The forward-looking statements included in this press release, including estimates of second quarter 2009 total revenues, operating expenses, and stock-based compensation expense, reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, potential material fluctuations in financial results and future growth rates, decreases in customer spending, uncertainty regarding SPM market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, uncertainty regarding the demand for and profitability of our on-demand services, increased competition or new entrants in the marketplace, litigation and other risks detailed in Callidus' reports filed with the Securities and Exchange Commission (SEC), including its Form 10-K for 2008, copies of which may be obtained by contacting Callidus Software's Investor Relations department at 408-808-6577, or from the Investor Relations section of Callidus Software's website (www.callidussoftware.com). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

Non-GAAP Financial Measures

Callidus has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income and earnings per share. Callidus uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors, as a supplement to GAAP measures, in evaluating Callidus' operating performance. Callidus believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in Callidus' industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures exclude stock-based compensation expense pursuant to SFAS 123(R) and amortization of acquired intangibles. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

© 1998-2009 Callidus Software Inc. All rights reserved. Callidus Software, the Callidus Software logo, Callidus TrueAnalytics, TrueComp, TrueComp Grid, TrueComp Manager, TrueConnection, TrueFoundation, TrueInformation, TruePerformance, TruePerformance Index, TruePerformance Indicator, TrueMBO, TrueAllocation, TrueProducer, TrueQuota, TrueReferral, TrueResolution, TrueTarget and TrueService+ are trademarks, servicemarks, or registered trademarks of Callidus Software Inc. in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

                          CALLIDUS SOFTWARE INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                (In thousands, except for per share data)
                                (unaudited)

                                                        Three months ended
                                                            March 31,
                                                        ------------------
                                                          2009      2008
                                                        --------  --------

Revenues:
  Recurring                                             $ 11,697  $  8,284
  Services                                                11,202    15,855
  License                                                  3,001     3,984
                                                        --------  --------
    Total revenues                                        25,900    28,123
Cost of revenues:
  Recurring (1)                                            5,785     3,279
  Services (1) (2)                                         9,309    12,688
  License                                                    191       242
                                                        --------  --------
    Total cost of revenues                                15,285    16,209
                                                        --------  --------
Gross profit                                              10,615    11,914
Operating expenses:
  Sales and marketing (1)                                  5,862     7,376
  Research and development (1)                             3,801     3,685
  General and administrative (1)                           3,567     3,394
  Restructuring                                              166       397
                                                        --------  --------
    Total operating expenses                              13,396    14,852
                                                        --------  --------
Operating loss                                            (2,781)   (2,938)
Interest and other income, net                                29       531
                                                        --------  --------
Income (loss) before provision for income taxes           (2,752)   (2,407)
Provision (benefit) for income taxes                          58       221
                                                        --------  --------
Net Income (loss)                                       $ (2,810) $ (2,628)
                                                        ========  ========

Basic net income (loss) per share                       $  (0.10) $  (0.09)
                                                        ========  ========
Diluted net income (loss) per share                     $  (0.10) $  (0.09)
                                                        ========  ========

Shares used in basic per share computation                29,549    29,756
                                                        ========  ========
Shares used in diluted per share computation              29,549    29,756
                                                        ========  ========

(1) Stock-based compensation included in amounts above
 by category:

  Recurring                                                  163       137
  Services                                                    13       290
  Sales and marketing                                        232       489
  Research and development                                   142       290
  General and administrative                                 427       525
                                                        --------  --------
    Total stock-based compensation                      $    977  $  1,731
                                                        ========  ========

(2) Acquisition related asset amortization              $    188  $    417

                          CALLIDUS SOFTWARE INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS

                              (In thousands)
                                (unaudited)

                                                    March 31   December 31
Assets                                                2009         2008
                                                   ----------   ----------
Current assets:
  Cash and cash equivalents                        $   21,696   $   35,390
  Short-term investments                               12,191        1,455
  Accounts receivable, net                             25,098       22,710
  Deferred income taxes                                   360          360
  Prepaid and other current assets                      3,462        4,104
                                                   ----------   ----------
        Total current assets                           62,807       64,019

Long-term investments                                   4,044        3,828
Property and equipment, net                             4,710        4,890
Goodwill                                                5,528        5,655
Intangible assets, net                                  3,179        3,208
Deferred income taxes, noncurrent                         811          811
Deposits and other assets                               1,303        1,468
                                                   ----------   ----------
        Total assets                               $   82,382   $   83,879
                                                   ==========   ==========

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                 $    3,379   $    2,447
  Accrued payroll and related expenses                  5,639        7,128
  Accrued expenses                                      3,675        5,027
  Deferred income taxes                                   816          816
  Deferred revenue                                     24,803       21,881
                                                   ----------   ----------
        Total current liabilities                      38,312       37,299

Long-term deferred revenue                                721        1,202
Deferred income taxes, noncurrent                          33            -
Other liabilities                                       1,127        1,412
                                                   ----------   ----------
        Total liabilities                              40,193       39,913
                                                   ----------   ----------
Stockholders' equity
  Common stock                                             30           29
  Additional paid-in capital                          208,457      207,493
  Accumulated other comprehensive income                  189          121
  Accumulated deficit                                (166,487)    (163,677)
                                                   ----------   ----------
        Total stockholders' equity                     42,189       43,966
                                                   ----------   ----------
        Total liabilities and stockholders' equity $   82,382   $   83,879
                                                   ==========   ==========

                          CALLIDUS SOFTWARE INC.
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                              (In thousands)
                                (unaudited)

                                                     Three months ended
                                                          March 31,
                                                   -----------------------
                                                      2009         2008
                                                   ----------   ----------

Cash flows from operating activities:
 Net loss                                          $   (2,810)  $   (2,628)
 Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
   Depreciation expense                                   703          543
   Amortization of intangible assets                      435          658
   Provision for doubtful accounts and service
    remediation reserves                                   40          (17)
   Stock-based compensation                               977        1,731
   Deferred income taxes                                   33            -
   Net accretion on investments                             2          (85)
   Put option (gain) loss                                  93            -
   (Gain) loss on investments classified as trading
    securities                                           (123)           -
   Changes in operating assets and liabilities:
     Accounts receivable                               (2,467)       2,580
     Prepaid and other current assets                     642         (373)
     Other assets                                          70          297
     Accounts payable                                     955         (635)
     Accrued expenses                                  (1,730)      (3,758)
     Accrued payroll and related expenses              (1,461)        (545)
     Deferred revenue                                   2,451        2,171
                                                   ----------   ----------
      Net cash provided by (used in) operating
      activities                                       (2,190)         (61)
                                                   ----------   ----------

Cash flows from investing activities:
 Purchases of investments                             (10,760)      (7,237)
 Proceeds from maturities and sale of investments           -       12,826
 Purchases of property and equipment                     (624)        (483)
 Purchases of intangible assets                          (100)        (100)
 Acquisition, net of cash acquired                        (14)      (7,500)
                                                   ----------   ----------
      Net cash provided by (used in) investing
       activities                                     (11,498)      (2,494)
                                                   ----------   ----------

Cash flows from financing activities:
 Net proceeds from issuance of common stock               990        2,445
 Repurchases of stock                                    (742)      (2,552)
 Cash used to net share settle equity awards             (259)           -
                                                   ----------   ----------
     Net cash (used in) provided by financing
      activities                                          (11)        (107)
                                                   ----------   ----------
Effect of exchange rates on cash and cash
 equivalents                                               5          (26)
                                                   ----------   ----------
Net increase (decrease) in cash and cash
 equivalents                                          (13,694)      (2,688)
Cash and cash equivalents at beginning of period       35,390       21,813
                                                   ----------   ----------
Cash and cash equivalents at end of period         $   21,696   $   19,125
                                                   ==========   ==========

Supplemental disclosures of cash flow information:
 Cash paid for income taxes                        $        -   $        7
                                                   ==========   ==========
Non-cash investing and financing activities:
 Purchases of property and equipment not paid as
  of quarter-end                                   $      407   $      247
                                                   ==========   ==========
 Purchases of intangible assets not paid as of
  quarter-end                                      $      406   $        -
                                                   ==========   ==========
 Deferred direct stock-based compensation costs    $       (1)  $        -
                                                   ==========   ==========

                          Callidus Software Inc.
      Unaudited Reconciliation of Non-GAAP to GAAP Financial Measures
                               In thousands

                                                       Three months ended
                                                            March 31,
                                                      --------------------
                                                        2009       2008
                                                      ---------  ---------
Non-GAAP operating expense reconciliation:
Operating expenses                                    $  13,396  $  14,852
    Operating expenses, as a % of total
    revenues                                                 52%        53%
Add back:
    Non-cash stock-based compensation                 $    (801) $  (1,304)
    Non-cash amortization of acquired
    intangible assets                                      (125)      (104)
    Special Charges                                        (166)      (397)
                                                      ---------  ---------
Non-GAAP Operating Expenses                           $  12,304  $  13,047
                                                      ---------  ---------
    Non-GAAP Operating income (loss), as a %
     of total revenues                                       48%        46%

Non-GAAP operating income (loss)
reconciliation:
Operating income (loss)                               $  (2,781) $  (2,938)
    Operating income (loss), as a % of total
    revenues                                                -11%       -10%
Add back:
    Non-cash stock-based compensation                 $     977  $   1,731
    Non-cash amortization of acquired
    intangible assets                                       188        417
    Special Charges                                         166        397
                                                      ---------  ---------
Non-GAAP Operating income (loss)                      $  (1,450) $    (393)
                                                      ---------  ---------
    Non-GAAP Operating income (loss), as a %
     of total revenues                                       -6%        -1%

Non-GAAP Net income (loss) reconciliation:
Net income (loss)                                     $  (2,810) $  (2,628)
    Net income (loss), as a % of total
    revenues                                                -11%        -9%
Add back:
    Non-cash stock-based compensation                 $     977  $   1,731
    Non-cash amortization of acquired
    intangible assets                                       188        417
    Special Charges                                         166        397
                                                      ---------  ---------
Non-GAAP Net income (loss)                            $  (1,479) $     (83)
                                                      ---------  ---------
    Non-GAAP Net income (loss), as a %
     of total revenues                                       -6%         0%

Non-GAAP Net income (loss) per share
reconciliation:
Net income (loss) per diluted share                   $   (0.10) $   (0.09)
Add back:
    Non-cash stock-based compensation                      0.03       0.06
    Non-cash amortization of acquired
    intangible assets                                      0.01       0.01
    Special Charges                                        0.01       0.01
                                                      ---------  ---------
Non-GAAP Net income (loss)                            $   (0.05) $   (0.01)
                                                      ---------  ---------

Shares used in calculation of GAAP and Non-
GAAP net income (loss) per share:
                                                      ---------  ---------
    Basic                                                29,549     29,756
                                                      ---------  ---------
    Diluted                                              29,549     29,756
                                                      ---------  ---------

Investor Relations Contact:
Ron Fior
408-808-6518
ir@callidussoftware.com

Press Contact:
Jock Breitwieser
408-975-6683
pr@callidussoftware.com